UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2002

INTEGRATED TELECOM EXPRESS, INC.
(Exact Name of Registrant as specified in charter)

Commission File Number 000-31259

Delaware	77-0403748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

400 Race Street San Jose, California	95126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 792-0797

Item 5.    Other Events.

On Friday, October 11, 2002, the Company’s shares began trading under the symbol “ITXIQ.” The Company’s common stock listing will be transferred from the Nasdaq National Market to the OTC Bulletin Board, and the transfer will take effect at the opening of business on October 17, 2002.

Attached as Exhibit 99.1 and incorporated herein is a press release containing announcements related to the above matter.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

99.1     Press release, dated October 10, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED TELECOM EXPRESS, INC.

Dated:	October 16, 2002	By:	/s/ JAMES WILLIAMS
James Williams Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibits.

99.1    Press release, dated October 10, 2002.